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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Weeks Corporation for the registration of $300,000,000 of its preferred stock, common stock, and common stock warrants and to the incorporation by reference therein of our report dated September 27, 1996, with respect to the combined financial statements of NWI Warehouse Group included in the Form 8-K of Weeks Corporation dated November 1, 1996, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Atlanta, Georgia
December 18, 1996